UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2012 (September 26, 2012)

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 27, 2012, the Mohegan Tribal Gaming Authority (the “Authority”) announced the implementation of a workforce reduction in an effort to further streamline its organization and better align operating costs with current market and business conditions.

In connection with this initiative, the Authority announced the reduction at its Uncasville, Connecticut property of approximately 282 positions effective immediately, with the reduction of approximately 46 additional positions effective at the end of October 2012. The Authority estimates that costs associated with related post-employment severance benefits will total between $8.0 million and $10.0 million. It is anticipated that substantially all of these costs will be recorded in the Authority’s fourth quarter of fiscal 2012 and result in cash expenditures.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, the Authority announced that the President and Chief Executive Officer of Mohegan Sun, Jeffrey E. Hartmann, is no longer with the company, effective September 26, 2012. Robert J. Soper, President and General Manager of Mohegan Sun at Pocono Downs, will assume the role of President and Chief Executive Officer of Mohegan Sun on October 22, 2012. In the interim, Mitchell Grossinger Etess, Chief Executive Officer of the Authority, and Raymond Pineault, Chief Operating Officer of Mohegan Sun, will assume the responsibilities of this position.

Special Note Regarding Forward-Looking Statements

Some information included in this report may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this report are made only as of the date of this report. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: October 2, 2012	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board